EXHIBIT 10.27

AMENDMENT NUMBER 2

TO THE

COMMUNITY BANCSHARES, INC. BENEFIT RESTORATION PLAN

(the “Plan”)

Pursuant to Section 7.2 of the Plan, Community Bancshares, Inc. hereby amends the Plan, effective as of December 31, 2003, by adding a new unnumbered paragraph at the end of Section 4.1 to read as follows:

Effective December 31, 2003, no additional benefits shall accrue under this Plan. A participant’s benefit on and after January 1, 2004 shall equal the participant’s benefit as of December 31, 2003.

IN WITNESS WHEREOF, Community Bancshares, Inc. has caused this Amendment Number 2 to be executed by its duly authorized officer as of this 23rd day of October, 2003 to be effective as provided above.

COMMUNITY BANCSHARES, INC.

By:	/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and President

ATTEST:

/s/ William H. Caughran
Its Secretary